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                                   FORM 8-A/A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            NPS Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                             87-0439579
  (State of incorporation or organization) (I.R.S. Employer Identification No.)


                                420 Chipeta Way,
                         Salt Lake City, Utah 84108-1256
              (Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered

               None.                                       None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

     Securities Act registration statement file number to which this form
relates:            n/a              (if applicable)
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     Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights
                                (Title of class)

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Item 1.      Description of Registrant's Securities to be Registered.

         The description set forth in Item 5 of the Registrant's Form 8-K Current Report filed on December 19, 1996, is amended and supplemented by the following amendments approved by the Board of Directors of the Company:

         The definition of "Final Expiration Date" set forth in Section 7(a) of the Rights Agreement is amended to be the close of business on December 31, 2011;

         The definition of "Purchase Price" set forth in Section 7(b) of the Rights Agreement is amended to be $300.00;

         The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended to read as set forth in the First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof filed as
Exhibit 4.2 to this Form 8-A/A; and

         The definition of "Change of Control" set forth in Section 1(e) of the Rights Agreement is amended to read as set forth in the First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof filed as
Exhibit 4.2 to this Form 8-A/A.

Item 2.      Exhibits.

             4.1* Rights Agreement, dated as of December 4, 1996, between NPS
                  Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock.

             4.2 First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.


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* Incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K Current
Report, filed with the Securities and Exchange Commission on December 19, 1996.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         NPS PHARMACEUTICALS, INC.

Date:  December 31, 2001                 By:    /s/ James U. Jensen
                                            ----------------------------------
                                            James U. Jensen, Vice President,
                                            Corporate Development and Legal
                                            Affairs, and Secretary

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                                  EXHIBIT INDEX

   Exhibit
     No.                                     Exhibit
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     4.1*       Rights Agreement, dated as of December 4, 1996, between NPS
                Pharmaceuticals, Inc. and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase
                Shares of Preferred Stock.

     4.2 First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 Thereof.

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* Incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K Current
Report, filed with the Securities and Exchange Commission on December 19, 1996.